UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

CARA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 22, 2024
Dear Stockholder:
It is my pleasure to invite you to attend Cara’s 2024 Annual Meeting of Stockholders on Tuesday, June 4, 2024, which will be held virtually, via live webcast at www.virtualshareholdermeeting.com/CARA2024, at 12:00 p.m., Eastern Daylight Time.
This year, we continue to embrace the latest technology to host a virtual meeting, which we believe will provide expanded access, improved communication and cost savings. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate.
In addition, this year we are again using the “Notice and Access” method of providing proxy materials to you via the internet. We believe that this process provides you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the costs of printing and distributing the proxy materials and conserve resources. On or about the date of this letter, we are mailing to our stockholders of record a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our annual report to stockholders and vote via the internet. This Notice also contains instructions on how to receive a paper copy of the proxy materials and our annual report to stockholders.
Both the Notice of Internet Availability of Proxy Materials that is being mailed and the Notice of Annual Meeting of Stockholders and proxy statement contained herein identify the items we plan to address at the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, you can cast your vote via the internet or by telephone, or, if you receive paper copies of the proxy materials, by completing the accompanying proxy and returning it in the prepaid envelope provided. If you attend the Annual Meeting, you may vote online during the meeting if you wish, even if you previously submitted a proxy.
Very truly yours,
/s/ Christopher Posner

Christopher Posner
President and Chief Executive Officer

CARA THERAPEUTICS, INC.
400 Atlantic Street
Suite 500
Stamford, CT 06901
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Cara Therapeutics, Inc., a Delaware corporation (“Cara,” “we,” “us,” “our” or the “Company”). The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/CARA2024, at 12:00 p.m., Eastern Daylight Time on Tuesday, June 4, 2024 for the following purposes:
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To elect the Board of Directors’ two nominees, Susan Shiff, Ph.D. and Helen M. Boudreau, for directors to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

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To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

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To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.

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To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares.

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To approve a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from one-for-four (1:4) to one-for-twelve (1:12), inclusive, and a corresponding proportionate reduction in the total number of authorized shares of the Company’s common stock, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors prior to the date of the 2025 Annual Meeting of Stockholders.

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To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.
The record date for the Annual Meeting is Monday, April 8, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held Virtually, Via Live Webcast at www.virtualshareholdermeeting.com/CARA2024, at 12:00 p.m., Eastern Daylight Time on Tuesday, June 4, 2024.
The proxy statement and the annual report to stockholders are available at www.proxyvote.com.
By Order of the Board of Directors

/s/ Scott M. Terrillion

SCOTT M. TERRILLION
Corporate Secretary
Stamford, CT
April 22, 2024

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote via the internet, by telephone or, if you receive a paper proxy card, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.
Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

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CARA THERAPEUTICS, INC.
400 Atlantic Street
Suite 500
Stamford, CT 06901
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 4, 2024 at 12:00 p.m., Eastern Daylight Time
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Cara Therapeutics, Inc. (the “Company” or “Cara”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 22, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may elect to send you a proxy card, along with a second Notice of Internet Availability of Proxy Materials, after 10 calendar days have passed since our first mailing of the Notice.
How do I attend the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the virtual Annual Meeting live online at www.virtualshareholdermeeting.com/CARA2024. The meeting will start at 12:00 p.m., Eastern Daylight Time, on Tuesday, June 4, 2024. This year, we continue to embrace the latest technology to host a virtual meeting, which we believe will provide expanded access, improved communication and cost savings. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of our common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/CARA2024. We recommend that you log in a few minutes before 12:00 p.m., Eastern Daylight Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/CARA2024 using your control number, type your question into the “Ask a Question” field, and click “Submit.”
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:
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You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

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Only stockholders of record as of April 8, 2024, the record date for the Annual Meeting, and their proxy holders may submit questions or comments.

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Please direct all questions to Christopher Posner, our President and Chief Executive Officer.

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Please include your name and affiliation, if any, when submitting a question or comment.

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Limit your remarks to one brief question or comment that is relevant to the Annual Meeting.

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Questions may be grouped by topic by our management.

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Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

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Be respectful of your fellow stockholders and Annual Meeting participants.

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No audio or video recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/CARA2024.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date, Monday, April 8, 2024, will be entitled to vote at the Annual Meeting. On the record date, there were 54,667,079 shares of common stock outstanding and entitled to vote.
For the ten days ending the day prior to the annual meeting, a list of stockholders of record will be available for inspection by any stockholder of record for any legally valid purpose at our corporate headquarters during regular business hours. To access the list of stockholders of record beginning May 25, 2024 and until the meeting, stockholders should email investor@caratherapeutics.com.
Stockholder of Record: Shares Registered in Your Name
If on the record date your shares were registered directly in your name with Cara’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, to ensure your vote is counted, we urge you to vote your shares electronically through the internet, by telephone or by filling out and returning the proxy card that you may request or that we may elect to deliver at a later time as described under the question titled “Will I receive any other proxy materials by mail?” above.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If on the record date your shares were held, not in your name, but rather in an account at a broker, bank, or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
What am I voting on?
There are five matters scheduled for a vote:
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Election of two directors, Susan Shiff, Ph.D. and Helen M. Boudreau, to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

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Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal 2);

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Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024 (Proposal 3);

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Approval of an amendment to the Company’s Certificate Amended and Restated Incorporation to increase the authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares (Proposal 4) (the “Authorized Shares Increase”); and

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Approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from one-for-four (1:4) to one-for-twelve (1:12), inclusive (the “Reverse Stock Split”), and a corresponding proportionate reduction in the total number of authorized shares of our common stock (the “Authorized Shares Reduction”), with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board of Directors prior to the date of the 2025 Annual Meeting of Stockholders (Proposal 5).

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.
How do I vote?
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online during the Annual Meeting, or you may vote by proxy (1) over the telephone, (2) through the internet or (3) by using a proxy card that you may request or that we may elect to deliver at a later time as described under the question titled “Will I receive any other proxy materials by mail?” above. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote online during the Annual Meeting, even if you have already voted by proxy. In such case, your previously submitted proxy will be disregarded.
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To vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/CARA2024, starting at 12:00 p.m., Eastern Daylight Time on Tuesday, June 4, 2024. The webcast will open 15 minutes before the start of the meeting.

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To vote using the proxy card that you have requested or that we have elected to deliver, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice and proxy card. Your telephone vote must be received by 11:59 P.M., Eastern Daylight Time on Monday, June 3, 2024 to be counted.

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To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice and proxy card. Your internet vote must be received by 11:59 P.M., Eastern Daylight Time on Monday, June 3, 2024 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Cara. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice of Availability or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice of Availability or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the record date, Monday, April 8, 2024.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote online during the meeting, through the internet, by telephone or by completing your proxy card, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposals 1 and 2 without your instructions. Your broker, bank or other agent may vote your shares on Proposals 3 (Ratification of Auditors), 4 (Authorized Shares Increase), and 5 (Reverse Stock Split and Authorized Shares Reduction) in the absence of your instruction.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What are “broker non-votes”?
A “broker non-vote” occurs when your broker, bank or other securities intermediary submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These unvoted shares with respect to “non-routine” matters are counted as “broker non-votes.” Proposals 3 (Ratification of Auditors), 4 (Authorized Shares Increase), and 5 (Reverse Stock Split and Authorized Shares Reduction) are considered routine matters under applicable stock exchange rules, and without your instruction, your broker, bank or other agent may vote your shares in its discretion. Proposals 1 and 2 are considered non-routine under applicable stock exchange rules, and without your instruction, your broker, bank or other agent cannot vote your shares on this these matters. Please instruct your broker, bank or other agent so your vote can be counted.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted in accordance with the recommendations of our Board as follows:
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FOR the election each of the two nominees for director;

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FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement;

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FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2024;

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FOR the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares from 100,000,000 to 200,000,000; and

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FOR the approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a Reverse Stock Split at a ratio between one-for-four (1:4) and one-for-twelve (1:12), inclusive, and a corresponding proportionate Authorized Shares Reduction, as determined by the Board of Directors in its sole discretion.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.
Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Cara’s Secretary at 400 Atlantic Street, Suite 500, Stamford, CT 06901.

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You may attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Brokers, Bank or Other Agents
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count: (1) with respect to Proposal 1, votes “For,” “Withhold” and broker non-votes, (2) with respect to Proposal 2, votes “For,” “Against,” abstentions and broker non-votes, (3) with respect to Proposal 3, 4, and 5 votes “For,” “Against” and abstentions. Abstentions will be counted towards the vote total for Proposals 2 and 3 and will have the same effect as “Against” votes. Abstentions will have no effect and will not be counted towards the vote total for Proposals 4 and 5. Broker non-votes have no effect and will not be counted towards the vote total for any proposals. Withhold votes will not affect the vote for Proposal 1.
How many votes are needed to approve each proposal?
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Proposal 1 — Election of Directors: The inspector of election will separately count “For,” “Withhold” and broker non-votes with respect to Proposal 1. The two nominees for directors that receive the highest number of FOR votes of the holder of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on Proposal 1 will be elected. Broker non-votes will not affect the outcome of the election of directors. Withhold votes will not affect the vote for Proposal 1.

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Proposal 2 — Advisory Vote on the Compensation of the Company’s Named Executive Officers: The inspector of election will separately count “For,” “Against,” “Abstain” and broker non-votes with respect to Proposal 2. This proposal, commonly referred to as the “say-on-pay” vote, must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on Proposal 2. Since Proposal 2 is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will not affect the outcome of the advisory vote on compensation of the Company’s named executive officers.

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Proposal 3 — Ratification of Auditors: The inspector of election will separately count “For,” “Against” and “Abstain” with respect to Proposal 3. The ratification of the selection of our independent registered public accounting firm must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote for Proposal 3. Since brokers have authority to vote on your behalf with respect to Proposal 3, we do not expect broker non-votes on this proposal.

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Proposal 4 — Authorized Shares Increase: The inspector of election will separately count “For,” “Against” and “Abstain” with respect to Proposal 4. The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares, will be considered to be approved if it receives “For” votes from a majority of the votes cast by the holders of shares present at the meeting (by virtual attendance) or represented by proxy and voting on the matter. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect and will not be counted towards the vote total. Since brokers have authority to vote on your behalf with respect to Proposal 4, we do not expect broker non-votes on this proposal.

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Proposal 5 — Reverse Stock Split and Authorized Shares Reduction: The inspector of election will separately count “For,” “Against” and “Abstain” with respect to Proposal 5. The approval of a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Board of Directors, a Reverse Stock Split at a ratio between one-for-four (1:4) and one-for-twelve (1:12), inclusive, and a corresponding proportionate reduction in the total number of authorized shares of our common stock, as determined by the Board of Directors in its sole discretion, will be considered to be approved if it receives “For” votes from a majority of the votes cast by the holders of shares present at the meeting (by virtual attendance) or represented by proxy and voting on the matter. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect and will not be counted towards the vote total. Since brokers have authority to vote on your behalf with respect to Proposal 5, we do not expect broker non-votes on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting by virtual attendance or represented by proxy.
Abstentions, withhold votes and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting by virtual attendance or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K (“Form 8-K”) that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be included in our proxy statement for the 2025 Annual Meeting of Stockholders, your proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, your proposal must be received in writing by our Corporate Secretary at 400 Atlantic Street, Suite 500, Stamford, CT 06901 by Monday, December 23, 2024, which is 120 calendar days before the anniversary date of our proxy statement release to stockholders for the

2024 Annual Meeting. If you wish to bring a matter before the Stockholders (including a director nomination) that is not included in next year’s proxy materials, you must notify our Corporate Secretary in writing at the address above no earlier than Tuesday, February 4, 2025 and no later than Thursday, March 6, 2025, in accordance with our amended and restated bylaws (“Bylaws”). You are advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has six members. There are two directors currently serving on the Board in the class whose term of office expires in 2024, both of whom have been recommended for nomination to the Board by the Nominating and Corporate Governance Committee of the Board: Dr. Shiff and Ms. Boudreau. Dr. Shiff is currently a director of the Company who was previously elected by the stockholders. Ms. Boudreau was recommended for appointment to the Board by a non-management director. If elected at the Annual Meeting, each of these nominees would serve until the 2027 Annual Meeting of Stockholders and until her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
The biographies of each of our nominees for election to the Board as Class I directors, and all other directors are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.
Class I Nominees for Election for a Three-Year Term Expiring at the 2027 Annual Meeting
Susan Shiff, Ph.D. has served as a member of our Board since June 2020. Dr. Shiff serves as President of Susan Shiff Consulting, LLC. Previously, she served as President and Chief Executive Officer from March 2021 to July 2023 of Ontada LLC, a US provider technology, real world data and insights, and education company. From June 2014 to March 2021, she was a Senior Vice President at Merck & Co and Head of the Center for Observational and Real-World Evidence, an organization that lead the measurement and communication of the value of medicines and vaccines worldwide. She holds an M.B.A. from Cornell University and a Ph.D. from the University of California at Los Angeles.
Her extensive experience in the pharmaceutical industry as a leader in the development and implementation of evidence, access, and pricing strategies for products globally provides her with the qualifications to serve on our Board.
Helen M. Boudreau has served as a member of our Board since August 2023. Currently, Ms. Boudreau, serves as Managing Director at Estuary Ventures LLC, a board and advisory services company. From June 2018 to July 2019, she served as Chief Operating Officer of the Bill & Melinda Gates Medical Research Institute, a non-profit biotechnology company. Ms. Boudreau currently serves as a board member of Premier, Inc., a publicly traded healthcare improvement company, Shattuck Labs Inc., a publicly traded biotechnology company, and Rallybio Corp, a publicly traded biopharmaceutical company, positions she has held since June 2020, July 2020 and September 2020, respectively. Ms. Boudreau also previously served on the board of directors of Reunion Neuroscience, Inc., a biopharmaceutical company that was publicly traded prior to its acquisition by MPM BioImpact, from April 2020 to August 2023 and Evaxion Biotech A/S, a publicly traded AI-immunology platform company, from June 2020 to May 2021. Ms. Boudreau earned a B.A. in Economics from the University of Maryland and an M.B.A. from the Darden Graduate School of Business at the University of Virginia. Ms. Boudreau is Directorship Certified® by the National Association of Corporate Directors (“NACD”) and earned the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University Software Engineering Institute and NACD.
Her extensive experience in the biotechnology industry as a leader in corporate strategy and financial management provides her with the qualifications to serve on our Board.

Vote Required:   Directors are elected by a plurality of the votes of the holders of shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. Broker non-votes will have no effect on the outcome of Proposal 1.
If either nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by Cara. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected. Our management has no reason to believe that the nominees will be unable to serve.
The Board of Directors Unanimously Recommends a Vote for Each of the Named Nominees.
Class II Directors Continuing in Office Until the 2025 Annual Meeting
Jeffrey L. Ives, Ph.D. has served as a member of our Board since July 2014. Dr. Ives currently is an advisor to Access Biotechnology, a healthcare technology venture firm, and a Principal at NeuroPharma Advisors, LLC, an advisory group focused on companies developing therapeutics for the central nervous system. Dr. Ives also serves as a board member for Acumen Pharmaceuticals, a public clinical-stage biopharmaceutical company, a position he has held since May 2014. Previously, Dr. Ives served as a Venture Partner at New Leaf Venture Partners from January 2017 to March 2021. Dr. Ives received his Doctorate and Master degrees from Yale University and received his bachelor of arts degree from Colgate University.
His extensive experience leading research and drug development provides him with the qualifications to serve on our Board.
Christopher Posner has served as our President and Chief Executive Officer since November 2021 and has served as a member of our Board since August 2018. From July 2017 to October 2021, he served as the Chief Executive Officer of LEO Pharma, Inc. US, a subsidiary of LEO Pharma A/S, a global healthcare company specializing in dermatology and critical care, including such conditions as psoriasis and atopic dermatitis. Mr. Posner served as a director of Zevra Therapeutics, Inc. (formerly KemPharm, Inc.), a publicly traded rare disease therapeutics company, from November 2022 through April 2023. Mr. Posner holds an M.B.A. from Fuqua School of Business, Duke University and a B.A. in Economics from Villanova University.
His extensive experience in global pharmaceutical management, sales and products provides him with the qualifications to serve on our Board.
Class III Directors Continuing in Office Until the 2026 Annual Meeting
Martin Vogelbaum has served as a member of our Board since July 2010, and Chairperson of our Board since June 2022. He currently serves as Managing Partner of Inning One Ventures, an early stage life sciences venture capital firm. He also serves as Chief Executive Officer and a director of Ajax Therapeutics, a private oncology company, and as Managing Director of Syno Capital, a global healthcare investment firm. Mr. Vogelbaum received his A.B. in biology and history from Columbia University.
Mr. Vogelbaum’s experience in the life sciences industry as a venture capitalist provides him with the qualifications and skills to serve on our Board.
Lisa von Moltke, M.D. has served as a member of our Board since November 2022. She is currently EVP, Chief Medical Officer at Seres Therapeutics, a publicly traded commercial-stage company developing novel microbiome therapeutics for serious diseases, a position she has held since April 2020. Previously, she served in various roles of increasing seniority at Alkermes plc, a publicly traded biopharmaceutical company, from June 2015 to March 2020, including most recently as SVP, Head of Clinical Development from June 2018 to March 2020. Dr. von Moltke earned a B.A. at Wellesley College and her M.D. from Michigan State University, College of Human Medicine.
Dr. von Moltke’s extensive clinical development and pharmacology expertise provide her with the qualifications and skill to serve on our Board.

Board Diversity Matrix
Each of the standing committees of our board of directors has diverse representation. The table below provides certain highlights of the composition of our board of directors as of the date of this Proxy Statement. Last year’s Board Diversity Matrix is available in our 2023 proxy statement filed with the SEC on April 20, 2023. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).
Board Diversity Matrix as of April 22, 2024
Total Number of Directors    6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	3
Part II: Demographics Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latino
Native Hawaiian or Pacific Islander
White	2	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the members of the Board, other than Mr. Posner, our President and Chief Executive Officer, are independent directors within the meaning of the applicable Nasdaq listing standards. Mr. Bains was previously determined to be independent during his time on the Board. In making this determination, the Board found that none of the independent directors had a material or other disqualifying relationship with the Company.
Board Leadership Structure
The Board is led by Mr. Vogelbaum as Chairperson. Mr. Vogelbaum is an independent director. The Chairperson has authority, among other things, to establish the agenda for meetings of the independent directors of the Board and to preside over meetings of the independent directors and any portions of the meetings of the Board evaluating the performance of the Board. Our management believes that this governance structure creates an environment that is conducive to objective evaluation and independent oversight, thereby improving the effectiveness of the Board as a whole.
Role of the Board of Directors in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process.
The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board is also focused on emerging risks, as well as risk mitigation strategies. The Audit Committee of the Board has the responsibility to consider and discuss, with management and the Company’s independent auditors, its major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, as well as cyber-security risk, in addition to oversight of the Company’s internal control over financial reporting and disclosure controls and procedures. The Nominating and Corporate Governance Committee of the Board monitors the effectiveness of our corporate governance guidelines, and periodically reviews, assesses and recommends any changes deemed appropriate. The Compensation Committee of the Board assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Meetings of the Board of Directors
The Board met in person or telephonically a total of five times during the year ended December 31, 2023. Each Board member attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which he or she served during 2023 held during the period for which he or she was a director or committee member.
In addition, each of our directors is expected to attend our Annual Meetings of Stockholders. All of the directors serving at the time attended the 2023 Annual Meeting of Stockholders.
Information Regarding Committees of the Board of Directors
Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these standing committees has a written charter approved by the Board that reflects applicable standards and requirements adopted by the SEC and Nasdaq. A copy of each charter is available to stockholders on our website at www.caratherapeutics.com in the Investors section under Corporate Governance.
The following table provides membership and meeting information for the year ended December 31, 2023 for each committee of our Board:
Name	Audit	Compensation	Nominating and Corporate Governance
Harrison M. Bains, Jr.(1)	X
Jeffrey L. Ives, Ph.D.	X	X	X
Martin Vogelbaum	X	X*	X*
Susan Shiff, Ph.D.		X	X
Lisa von Moltke, M.D.			X
Helen M. Boudreau(2)	X*
Total meetings during 2023	4	1	1

*
Committee Chairperson

(1)
Mr. Bains served on our Board and was a member and chair of the Audit Committee until his resignation in November 2023.

(2)
Ms. Boudreau was appointed to the Board and as a member of the Audit Committee in August 2023, and as chair of the Audit Committee upon Mr. Bains resignation in November 2023.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. The committees periodically review their charters and assess their own performance. In addition, the Nominating and Corporate Governance Committee periodically reviews the performance of the Board, including Board committees, and management, and makes recommendations to the Board and management, as applicable, for areas of improvement as it deems appropriate.
Below is a description of each committee of the Board.
Audit Committee
The Audit Committee is composed of three directors: Ms. Boudreau (Chair), Dr. Ives and Mr. Vogelbaum. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee of the Board are independent, as defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act, and that each such member meets the financial literacy requirements of Nasdaq.
The Board has also determined that Ms. Boudreau qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Boudreau’s level of knowledge and experience based on a number of factors, including her formal education and experience as chief financial officer for a public reporting company.
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.
For this purpose, the Audit Committee performs several functions:
•
evaluate the performance of and assesses the qualifications of the independent auditors;

•
determine and approve the engagement of the independent auditors;

•
determine whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•
review and approve the retention of the independent auditors to perform any proposed permissible non-audit services;

•
monitor the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;

•
review and approve or reject transactions between the Company and any related persons;

•
confer with management and the independent auditors regarding the effectiveness of internal controls over financial reporting, the objectivity of the Company’s financial reporting and the Company’s accounting policies and practices;

•
establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•
meet to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Audit Committee Report
The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the Nasdaq listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.
The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).
The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2023, with management and the independent registered public accounting firm. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Upon completing these activities, the Audit Committee concluded that Ernst & Young LLP is independent from Cara and its management.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
Members of the Audit Committee:
Helen M. Boudreau (Chair)
Jeffrey L. Ives, Ph.D.
Martin Vogelbaum

The material in this Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such material by reference.
Compensation Committee
The Compensation Committee is composed of three directors: Mr. Vogelbaum (Chair), Dr. Ives, and Dr. Shiff. All members of the Compensation Committee of the Board are independent, as defined in Rule 5605(d)(2) of the Nasdaq listing standards, are non-employee directors as defined in Rule 16b-3 under the Exchange Act and are outside directors, as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.
The Compensation Committee of the Board acts on behalf of the Board to review, approve and oversee the Company’s compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation, including incentive-based and equity-based compensation, of the Company’s Chief Executive Officer and evaluation of performance in light of these stated objectives;

•
review and approval of the corporate and individual performance objectives of the Company’s other executive officers;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer;

•
setting the compensation of the Company’s other executive officers and directors based in part on recommendations of the Chief Executive Officer;

•
administration of the Company’s equity compensation plans, 401(k) plan, and other similar plans and programs;

•
preparing a compensation committee report on executive compensation as may be required from time to time to be included in the Company’s annual proxy statements or annual reports on Form 10-K filed with the SEC;

•
reviewing and discussing with management the Company’s Compensation Discussion and Analysis that the Company may be required from time to time to include in proxy statements and other SEC filings and considers whether to recommend that it be included in such filings; and

•
overseeing risk management of our compensation programs, policies and practices, including an annual review of our programs to ensure that they are not reasonably likely to incentivize employee behavior that would result in any material adverse risk to the Company.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency as necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration certain factors prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Aon plc. (“Aon”) as Cara’s compensation consultant. The Compensation Committee requested that Aon:
•
review the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•
assist in refining the Company’s compensation strategy and in developing and implementing executive and director compensation programs to execute that strategy.

As part of its engagement, Aon was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Aon ultimately developed recommendations that were presented to the Compensation Committee for its consideration.
Historically, the Compensation Committee has determined most bonus awards and established new performance objectives at one or more meetings held during the first quarter of the year and has made significant adjustments to annual compensation and equity awards periodically, as events warrant. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, periodically throughout the year.
Generally, the Compensation Committee’s executive compensation process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, if any, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation and Risk Management
Our Compensation Committee, our compensation consultant, and our management team each play a role in evaluating and mitigating potential risks associated with our compensation plans, practices, and policies. Our compensation consultant, with input from management, has performed a compensation risk assessment and concluded that our compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on the Company. In particular, we considered compensation program attributes that help to mitigate risk, including, for example:
•
the mix of cash and equity compensation;

•
a balance of short and long-term incentive plan designs with multiple performance measures;

•
our formal policies for equity administration;

•
our insider trading policy, which prohibits short sales, hedging or similar transactions, derivatives trading and pledging Cara securities as collateral for margin loans; and

•
the oversight of an independent Compensation Committee.

The Compensation Committee has reviewed the risk assessment report and agreed with the conclusion.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of four directors: Mr. Vogelbaum (Chair), Dr. Ives, Dr. Shiff, and Dr. von Moltke each of whom is independent, as defined in Rule 5605(a)(2) of the Nasdaq listing standards.
The Nominating and Corporate Governance Committee of the Board is responsible for assessing the need for new directors, identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors’ performance, participation and qualifications, recommending to the Board candidates for selection to the Board, making recommendations to the Board regarding the membership of the committees of the Board, monitoring the quality of the relationship between management and the Board, annually assessing the performance of the Board, and developing and monitoring a set of corporate governance principles for the Company.
Director Nomination Process
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, having the highest professional and personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
Although Cara has not adopted a formal diversity policy applicable to the Board or any other level of our organization, we are proud of the diversity present at the senior-most ranks of Company management. In evaluating the composition of the Board and new director candidates, the Nominating and Corporate Governance Committee typically considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for director candidates. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to

become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Cara Therapeutics, Inc 400 Atlantic Street Suite 500 Stamford, CT 06901, Attention: Board of Directors, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name, age and address of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.
Stockholder Communications with the Board of Directors
The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Cara Therapeutics, Inc., 400 Atlantic Street, Suite 500, Stamford, CT 06901, Attn: Secretary.
Each communication must set forth:
•
the name and address of the stockholder on whose behalf the communication is sent; and

•
the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.

The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our Chief Executive Officer, Chief Financial Officer and other senior financial officers. The Code of Business Conduct and Ethics provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Business Conduct and Ethics is available on our website at www.caratherapeutics.com in the Investors section under Corporate Governance. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.caratherapeutics.com in the Investors section under Corporate Governance.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2023, we believe that all of our officers, directors and greater than 10% beneficial owners timely filed all reports required by Section 16(a) of the Exchange Act, except one late filing by Dr. von Moltke in January 2023 for her initial option grant upon joining the board pursuant to the Company’s Non-Employee Director Compensation Policy.
Executive Officers
The following table sets forth certain information with respect to our executive officers as of April 22, 2024:
Name	Age	Position(s)
Christopher Posner	54	President, Chief Executive Officer and Director
Ryan Maynard	54	Chief Financial Officer
Scott M. Terrillion	61	General Counsel, Secretary and Chief Compliance Officer
Biographical information for our President, Chief Executive Officer and director, Mr. Posner, is included above with the director biographies under the caption “Class II Directors Continuing in Office Until the 2025 Annual Meeting” and is incorporated by reference herein.
Ryan Maynard has served as our Chief Financial Officer since September 2022. Prior to joining Cara, Mr. Maynard served as the Chief Financial Officer of LetsGetChecked, a global healthcare solutions company, from October 2019 to March 2022. Mr. Maynard previously was the Chief Financial Officer of Blade Therapeutics, Inc., a privately held biotechnology company, from February 2018 to June 2019. Mr. Maynard started his career at Ernst & Young, LLP where he earned his CPA. Mr. Maynard has been a member of the Board of Directors of Iovance Biotherapeutics since February 2015. Mr. Maynard earned his B.S. in Commerce — Accounting from Santa Clara University.
Scott M. Terrillion has served as our General Counsel, Secretary and Chief Compliance Officer since November 2016. Mr. Terrillion received his B.S. in Pharmacy from the Albany College of Pharmacy and Health Sciences and a Juris Doctor, magna cum laude, from Albany Law School. He is a member of the New York bar and authorized house counsel in Connecticut.
Non-Employee Directors
The following table sets forth certain information with respect to our non-employee directors as of April 22, 2024:
Name	Age	Position
Martin Vogelbaum	60	Director
Jeffrey L. Ives, Ph.D.	73	Director
Susan Shiff, Ph.D.	63	Director
Lisa von Moltke, M.D.	65	Director
Helen M. Boudreau	58	Director
Biographical information for each of our non-employee directors is included above under the section titled “Proposal 1 — Election of Directors” and is incorporated by reference herein.

DIRECTOR COMPENSATION
The following table shows certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2023:
Director	Fees Earned or Paid in Cash(3) ($)	Stock Awards(4)(5) ($)	Option Awards(4)(5) ($)	Total ($)
Harrison M. Bains, Jr.(1)	60,772	99,999	99,993	260,764
Martin Vogelbaum	120,000	199,997	199,989	519,986
Jeffrey L. Ives, Ph.D.	72,500	99,999	99,993	272,492
Susan Shiff, Ph.D.	62,500	99,999	99,993	262,492
Lisa von Moltke, M.D.	55,000	99,999	99,993	254,992
Helen M. Boudreau(2)	26,043	—	349,964	376,007

(1)
During 2023, Mr. Bains served on our Board until his resignation in November 2023 and the fees earned or paid in cash reflect the pro rata amount earned in 2023.

(2)
Ms. Boudreau was appointed to the Board and as a member of the Audit Committee in August 2023 and as chair of the Audit Committee upon Mr. Bains resignation in November 2023, and the fees earned or paid in cash reflect the pro rata amount earned in 2023.

(3)
Amounts reflect the annual fees paid to all non-employee directors for their service on the Board, including for their committee membership and service as Lead Independent Director or Chair of a committee, under our non-employee director compensation policy, as described below in more detail.

(4)
Amounts reflect the aggregate grant date fair value of options and stock awards granted during 2023 calculated in accordance with ASC Topic 718. The assumptions used in the calculation of the grant date fair values of such awards are set forth in Note 15, Stock-Based Compensation in the notes to our financial statements in the Form 10-K. These amounts do not reflect the actual economic value that may be realized by the non-employee director.

(5)
The following table sets forth the aggregate number of unvested RSUs and the aggregate number of shares underlying stock options held by our non-employee directors held as of December 31, 2023 by each non-employee director who was serving as of December 31, 2023:

Director	RSUs	Number of Shares Underlying Options
Martin Vogelbaum	135,152	257,616
Jeffrey L. Ives, Ph.D.	64,638	100,596
Susan Shiff, Ph.D.	51,438	110,757
Lisa von Moltke, M.D.	32,362	90,802
Helen M. Boudreau	—	155,747
Mr. Posner is also a member of our Board but does not receive any additional compensation for his service as a director. Mr. Posner’s compensation as an executive officer is set forth below under “Executive Compensation.”
The Board has adopted a non-employee director compensation policy. Under our non-employee director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on the Board. The retainers paid during 2023 to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member were as follows:

	Member Annual Service Retainer	Chairperson / Lead Independent Director and Committee Chair Annual Service Retainer
Board of Directors	$50,000	$35,000
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating and Corporate Governance Committee	5,000	10,000
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending the Board and committee meetings.
Under the terms of the policy, our non-employee directors are also entitled to the following equity compensation:
•
Upon initial election to the Board, a stock option having a Black-Scholes value of $350,000, with an exercise price equal to the fair market value of our common stock on the date of grant, with such option vesting over three years in 12 equal quarterly installments, subject to the director’s continued service as a director through each such vesting date.

•
On the date of each annual meeting of stockholders, (1) a stock option with a Black-Scholes value of $100,000 (or in the case of the Chairperson of the Board or Lead Independent Director, $200,000) with an exercise price equal to the fair market value of our common stock on the date of grant and (2) RSU grant with a grant date fair value of $100,000 (or in the case of the Chairperson of the Board or Lead Independent Director, $200,000), with each such equity award vesting on the earlier of the first-year anniversary of the date of grant and our next annual meeting of stockholders, subject to the director’s continued service as a director through such vesting date.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

PROPOSAL 2
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding the Named Executive Officers presented in the section titled “Executive Compensation.”
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our Named Executive Officers. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in section titled “Executive Compensation,” including the compensation tables and related narrative disclosures. As discussed in those disclosures, our Board believes that its compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosures, is hereby APPROVED.”
Vote Required:   The affirmative vote of the holders of a majority of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to adopt the foregoing resolution. Abstentions will be counted towards the vote total, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total.
The Board of Directors Unanimously Recommends a Vote For Proposal 2.

EXECUTIVE COMPENSATION
We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our 2023 compensation program for our named executive officers.
Our named executive officers for the year ended December 31, 2023 are as follows:
•
Christopher Posner, President and Chief Executive Officer;

•
Ryan Maynard, Chief Financial Officer; and

•
Joana Goncalves, M.D., former Chief Medical Officer.

On March 19, 2024, Dr. Goncalves informed the Company of her intention to resign from her role effective April 16, 2024.
Responsible Executive Compensation Practices
The following table summarizes our executive compensation practices to highlight both the responsible practices we have implemented and the practices we have avoided to best serve our stockholders’ long-term interests.
What we do:	What we do not do:

✓
Performance metrics tied to company performance. The performance metrics for our annual executive bonus plan are tied to company performance, aligning the interests of our executives with those of our stockholders.

✓
Multi-year vesting requirements. The equity awards we grant to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.

✓
Double-trigger termination rights. Our agreements with our executive officers require both a change-in-control and a termination of employment for full severance benefits to be triggered.

✓
Independent compensation committee. Our compensation committee is comprised solely of independent members of our Board.

✓
Independent compensation consultant. Our compensation committee uses an independent compensation consultant that provides no other material services to the company.

✘
No tax gross-ups. None of our compensation agreements and arrangements provide for tax “gross-ups.”

✘
No special perquisites. Except as otherwise discussed below, we generally do not provide our executives with perquisites or other personal benefits that differ materially from those available to employees generally.

✘
No retirement plans other than 401(k). We do not provide any pension or other retirement benefits to our executive officers, except that we offer all employees the right to participate in a company-sponsored 401(k) plan under which we contribute 3% of their salary up to the annual Internal Revenue Code limit.

✘
No special health or welfare benefits. We do not provide our executives with any special health or welfare benefits. Our executive officers participate in the same broad-based company-sponsored health and welfare benefits programs to our other full-time, salaried employees.

✘
Hedging, short selling and pledging prohibited. Our insider trading policy prohibits our executive officers and directors from hedging, short selling or pledging our securities.

Compensation Mix
We have a pay-for-performance focused executive compensation philosophy. We believe that compensation should be designed to drive company performance to increase stockholder value. We seek to achieve this by using different elements of compensation and a market-based approach to attract, retain and motivate a high-performing team of executive officers and by aligning most of the compensation of each of our executives with the Company’s short- and long-term performance, as well as each such executive’s individual contributions. We believe that it is important that performance- and equity-based compensation comprise a substantial portion of the total compensation of each of our executives in order to align our executives’ interests with those of our stockholders. The charts below illustrate the extent to which we weight compensation towards performance- and equity-based compensation.
2023 Say On Pay Vote
At our 2023 annual meeting, we conducted a non-binding, advisory vote on executive compensation, commonly called a “say on pay” vote. We hold such a vote on an annual basis. Of the votes cast, approximately 78% were in favor of the say on pay proposal. We view this level of support as indicating generally positive feedback regarding our executive compensation program.
Clawback Policy
The Company adopted an incentive compensation clawback policy on November 28, 2023 that complies with the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and related stock exchange listing rules.
2023 Summary Compensation Table
The table below shows for the periods presented, compensation awarded to or paid to, or earned by, our named executive officers.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Christopher Posner President and Chief Executive Officer	2023	$728,000	—	$0	$1,769,000	$414,960	$10,509	$2,922,469
	2022	700,000	$200,000	407,940	898,280	294,000	9,759	2,509,979
Ryan Maynard Chief Financial Officer	2023	$478,400	—	$0	$573,156	$181,792	$10,509	$1,243,857
	2022	140,600	$8,312	—	1,701,405	38,788	197	1,889,302
Joana Goncalves, M.D. former Chief Medical Officer	2023	$500,240	—	$0	$573,156	$190,091	$10,509	$1,273,996
	2022	481,000	$121,860	209,200	593,904	134,680	9,711	1,550,355

(1)
Stock awards represent RSUs granted to the named executive officers. Each RSU represents the contingent right to receive one share of our common stock upon the satisfaction of the vesting conditions of the award, subject to the recipient’s continuous service through the vesting events. For 2022, the RSU grants consisted of a combination of time-based RSUs and performance-based RSUs, which vest upon the achievement of certain performance conditions. For 2023, the RSU grants consisted entirely of performance-based RSUs. In accordance with SEC rules, the amounts in the table above reflect the grant date fair values of the RSUs, calculated in accordance with ASC 718 for stock-based compensation transactions. In the case of performance-based awards, this grant date fair value is based on the probable outcome of the vesting conditions of these RSUs, determined as of the grant date. Assuming that all of the performance vesting conditions of the performance-based RSUs were met as of the grant date, the value of the performance-based RSUs granted during 2023 would have been $1,820,860, $402,400 and $402,400 for Mr. Posner, Mr. Maynard and Dr. Goncalves, respectively.

See Note 15, Stock-Based Compensation in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a further description of our valuation methodology for equity awards.
(2)
Amounts reflect the grant date fair value of each option award granted, calculated in accordance with ASC 718. All of the option awards reported in the table above were granted under our 2014 Plan and have a term of ten years from the date of grant. Assumptions used in the calculation of the grant date fair values of these awards are set forth in Note 15, Stock-Based Compensation in the notes to our financial statements in the Form 10-K.
(3)
Amounts reflect annual performance-based cash bonus awards earned by each applicable executive officer based on the Compensation Committee’s assessment of our performance against corporate objectives determined by the Compensation Committee which were communicated to such officer around the beginning of the fiscal year. For the fiscal years presented, the annual cash incentive bonuses were based on our achievement of clinical, regulatory, financial and operational objectives.

(4)
Amounts reflect for 2023: (a) for Mr. Posner, $9,900 for 401(k) Plan safe harbor contribution, and $609 of life insurance premiums; (b) for Mr. Maynard $9,900 for 401(k) Plan safe harbor contribution, and $609 in life insurance premiums, and (c) for Dr. Goncalves, $9,900 for 401(k) Plan safe harbor contribution, and $609 of life insurance premiums.

Narrative Disclosure to 2023 Summary Compensation Table
Executive Compensation Elements
The primary elements of our executive compensation program for 2023 were:
•
base salary;

•
annual performance-based cash compensation;

•
equity incentive awards; and

•
severance and change in control benefits.

In addition to these primary elements of executive compensation, we also offer our executive officers broad-based health and welfare benefits and 401(k) plan benefits consistent with the benefits we provide to our other full-time, salaried employees.
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our named executive officers, and is an important element of compensation intended to attract and retain highly-talented individuals. The purpose of base salary is to provide compensation at a level consistent with competitive practices, reflective of the role, responsibilities, skills, experience and performance of our executive officers. The Compensation Committee’s decisions on base salary levels for the named executive officers are primarily based on its review of competitive market information for comparable positions, the executive’s performance of his or her duties, criticality of the executive’s role to the execution of our corporate goals and the executive’s potential to impact future business results. Base salary is the only element of compensation that is fixed; the remainder and majority of each executive officer’s potential compensation is composed of variable compensation that is designed to incentivize shorter-term (annual) or longer-term performance.
With respect to the year ended December 31, 2023, the Compensation Committee approved base salaries of $728,000, $478,400 and $500,240 for Mr. Posner, Mr. Maynard and Dr. Goncalves, respectively. In February 2024, our Compensation Committee reviewed and evaluated base salaries of our executive officers and determined that 2024 base salaries would remain at the 2023 levels.
Annual Performance-Based Cash Compensation
Pursuant to our executive bonus plan, each executive officer is eligible to receive a target bonus determined as a percentage of his or her annual base salary. Annual performance-based cash compensation is variable and its purpose is to motivate and reward our executive officers for achievement of annual goals and align management and stockholder interests by linking pay and performance. Our Compensation Committee determines these target bonus percentages for each executive officer position primarily based on the range of target bonus percentages for similar positions at peer companies. Our Compensation Committee periodically reviews and evaluates each executive officer’s target bonus percentage. The target bonus percentages for our named executive officers are as follows:
Named Executive Officer	Target Bonus %
Christopher Posner	60
Ryan Maynard	40
Joana Goncalves, M.D.	40
In March 2023, the Compensation Committee established a mix of predefined performance objectives for our named executive officers. These performance objectives were based on the achievement of various operational, management, clinical and regulatory milestones related to our clinical development programs and business activities. The actual performance-based bonus paid, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage and percentage achievement of the performance objectives.
In February 2024, the Compensation Committee reviewed 2023 performance and determined that the performance objectives under the 2023 executive bonus plan were achieved at 95% for each of the named executive officers and approved payout in the amount reflect in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”
Equity Incentive Awards
We use equity awards to motivate our executive officers, including the named executive officers, to increase the long-term value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. These equity awards are intended to further our success by ensuring that sustainable value creation is a key factor in our executive officers’ management of our business.
The size and form of these equity awards is determined by the Compensation Committee in its discretion. As described below, in 2023, we granted equity awards in the form of stock options and performance-based RSUs to our named executive officers as part of our long-term incentive compensation program. In prior years, the Compensation Committee also granted a portion of the annual equity awards in the form of time-based RSUs. However, in 2023, the Compensation Committee elected not to issue time-based RSUs, but rather to grant exclusively performance-based RSUs in order to further incentivize our executive officers to focus on corporate performance objectives.
Stock Options.   The Compensation Committee uses stock options as a key tool in serving to align the interests of our executive officers and our stockholders. Stock options are inherently performance based, and automatically link executive pay to stockholder return, as the value realized, if any, by the executive from an award of stock options, is dependent upon, and directly proportionate to, appreciation in stock price. Executives will only receive value from the stock option awards if the price of the stock increases above the stock price at time of grant, and remains above as the stock options continue to vest. Stock options also do not have downside protection, and the awards will not provide value to the holder when the stock price is below the exercise price.
Performance-based Restricted Stock Units.   The Compensation Committee elected to use performance-based RSUs covering shares of our common stock as long-term incentives because they reward our executive officers for the achievement of corporate performance objectives, which aligns the interests of management with our stockholders by rewarding them upon the Company’s achievement of value-creating milestones.
Annual Equity Awards
The annual equity grants to our named executive officers are evaluated and approved by the Compensation Committee in the context of each named executive officer’s total compensation and take into account the market data provided by compensation consultants in addition to the individual officer’s responsibilities and performance. The Compensation Committee also takes into account the recommendations of the Chief Executive Officer with respect to appropriate grants (other than for the Chief Executive Officer) and any particular individual circumstances.

2023 Stock Option Awards
In March 2023, the Compensation Committee approved the following stock option grants to our named executive officers as part of our annual executive compensation review process, at a per share exercise price equal to the fair market value of a share of our common stock on the grant date. Each of the stock options vest in 48 equal monthly installments, measured from March 1, 2023 in each case subject to the named executive officer’s continued service through each applicable vesting date.
Executive	Stock Option Grant (# shares)
Chris Posner	250,000
Ryan Maynard	81,000
Joana Goncalves, M.D.	81,000
2023 Performance-based Restricted Stock Unit Awards
In March 2023, the Compensation Committee approved the following performance-based RSU grants to our named executive officers as part of our annual executive compensation review process. These performance-based RSUs were scheduled to vest upon the satisfaction of certain performance conditions, which consist of certain commercial and clinical milestones, as described in more detail below.
Performance-based RSUs (# shares)
Executive	Target	Stretch
Chris Posner	125,000(1)	56,000(2)
Ryan Maynard	27,000(1)	13,000(2)
Joana Goncalves, M.D.	27,000(1)	13,000(2)

(1)
The performance-based RSUs were to vest subject to the achievement of certain clinical and commercial objectives that were designed to be challenging, subject to the named executive officer’s continuous service as of such date. In February 2024, the Compensation Committee certified a 50% level of achievement against the target performance goals, and 50% of these target performance based RSUs vested. The remaining performance-based RSUs were forfeited without vesting.

(2)
The stretch performance-based RSUs were to vest subject to the achievement of certain milestones related to reimbursement for KORSUVA injection, subject to the named executive officer’s continuous service as of such date. Because this milestone was not achieved, these stretch performance-based RSUs were forfeited without vesting.

Employment Agreements with our Named Executive Officers
Christopher Posner
We are party to an executive employment agreement with Mr. Posner that was entered into in October 2021. The agreement provides for an initial annual base salary and target bonus. Mr. Posner’s salary and target bonus for 2023 are discussed above. The employment agreement also provides for participation in our employee benefit plans and programs, and reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.
Ryan Maynard
Under Ryan Maynard’s offer letter dated August 25, 2022, Mr. Maynard serves as our Chief Financial Officer. The offer letter provides an initial annualized salary of $460,000. Under the offer letter, Mr. Maynard is eligible to receive an incentive cash bonus, based upon the criteria as may be determined by our Board, with a target bonus of 40% of his base salary. Mr. Maynard is also eligible to participate in our employee benefit plans and programs, and to receive reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.

Joana Goncalves, M.D.
We are party to an executive employment agreement with Dr. Goncalves that was entered into in October 2018 The employment agreement provides for an initial annual base salary and target bonus. Dr. Goncalves’s salary and target bonus for 2023 are discussed above. The employment agreement also provides for participation in our employee benefit plans and programs, and reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.
Severance and Change in Control Benefits
We have entered into participation agreements with each of Mr. Maynard and Dr. Goncalves with respect to the Severance Plan that our Board approved in October 2021 upon the recommendation of the Compensation Committee (the “Severance Plan”).
The Severance Plan provides for certain severance benefits for each employee of our Company who (i) is the Chief Executive Officer or has been designated by the Board or Compensation Committee to participate in the Severance Plan, (ii) has executed our Company’s standard confidentially and inventions assignment agreement, and (iii) has timely and properly executed and delivered a participation agreement to us (each, a “Covered Employee”) in the event the Covered Employee’s employment is terminated by us without Cause or the Covered Employee resigns for Good Reason (each such term as defined in the Severance Plan), so long as, in either case, such termination is not due to the Covered Employee’s death or disability (any such termination, a “Covered Termination”). Mr. Maynard and Dr. Goncalves are both Covered Employees under the Severance Plan. In the event of a Covered Termination outside of the Change in Control Period (as defined below), each such individual will be eligible to receive:
(a)   cash severance in an amount equal to the Covered Employee’s base salary for nine months;
(b)   a prorated portion of the Covered Employee’s target annual bonus (if any), for the year in which the Covered Termination occurs; and
(c)   payment of the applicable premiums for the Covered Employee and the Covered Employee’s eligible dependents to continue coverage under COBRA following the date of the Covered Termination for up to nine months.
If a Covered Termination occurs within the Change in Control Period, then each such individual will be eligible to receive the following enhanced severance benefits:
(a)   the base salary and COBRA severance described in clauses (a) and (c) above, except the amount of the base salary severance and duration of the COBRA severance will be calculated based on a 12-month period;
(b)   a cash amount equal to the Covered Employee’s target annual bonus for the year of the Covered Termination; and
(c)   each of the Covered Employee’s then-outstanding equity awards subject to time-based vesting will accelerate and vest as to all unvested shares subject to the equity award. The Covered Employee must timely execute, deliver to us and allow to become effective a general release of claims, to be eligible for any of the severance benefits described above. The Severance Plan contains certain covenants regarding confidential information and non-disparagement.
Mr. Posner does not currently participate in the Severance Plan and instead is eligible for severance benefits under his executive employment agreement. Under the terms of his agreement, upon execution and effectiveness of a general release of claims, Mr. Posner will be entitled to severance payments if we terminate his employment without Cause (as defined in the executive employment agreement), or if he resigns his employment with us for Good Reason (as defined in the executive employment agreement).
If such termination occurs other than during the 12 month period following a Change in Control (as defined in the executive employment agreement), Mr. Posner will be eligible to receive the following enhanced severance benefits:
(a)   an amount equal to 12 months of continued base salary, payable on our regular payroll dates;

(b)   payment of applicable COBRA premiums for up to 12 months following termination;
(c)   a lump-sum payment equal to his target bonus, pro-rated for the portion of the year he was employed; and
(d)   12 additional months of equity vesting.
If such termination occurs during the 12 month period following a Change in Control, Mr. Posner will be eligible to receive the following enhanced severance benefits:
(a)   an amount equal to 18 months of continued base salary, payable on our regular payroll dates;
(b)   payment of applicable COBRA premiums for up to 18 months following termination;
(c)   a lump-sum payment equal to 1.5 times his target bonus; and
(d)   to the extent Mr. Posner’s equity awards have been continued, assumed, or substituted by the surviving entity in the Change in Control, then the equity awards will accelerate and vest in full effective as of his termination or resignation.
Outstanding Equity Awards at 2023 Fiscal-Year End
The following table shows certain information regarding outstanding equity awards held by our named executive officers at December 31, 2023.
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares of Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Christopher Posner President and Chief Executive Officer	8/2/2018	35,000	—	17.94	08/02/2028	—	—	—	—
	6/4/2019	9,000	—	20.47	06/04/2029	—	—	—	—
	6/4/2020	10,800	—	15.62	06/04/2030	—	—	—	—
	6/3/2021	10,800	—	13.06	06/03/2031	—	—	—	—
	10/29/2021	283,000	283,000(4)	16.83	10/29/2031	71,000(5)	52,753	—	—
	2/25/2022	55,458	65,542(6)	10.46	2/25/2032	26,000(7)	19,318	—	—
	3/1/2023	46,875	203,125(6)	10.06	3/1/2033	—	—	181,000	134,483
Ryan Maynard Chief Financial Officer	9/12/2022	70,132	154,688(8)	10.75	9/12/2032	—	—	—	—
	3/1/2023	15,187	65,813(6)	10.06	3/1/2033	—	—	40,000	29,720
Joana Goncalves, M.D. former Chief Medical Officer	10/22/2018	250,000	—	19.27	10/22/2028	—	—	—	—
	2/24/2020	30,666	1,334(6)	16.36	02/24/2030	—	—	—	—
	3/30/2021	22,000	10,000(6)	20.59	03/30/2031	5,334(7)	3,963	—	—
	2/25/2022	36,666	43,334(6)	10.46	2/25/2032	13,334(7)	9,907	—	—
	3/1/2023	15,187	65,813(6)	10.06	3/1/2033	—	—	40,000	29,720

(1)
Awards in this column consist of time-based RSUs that were unvested as of December 31, 2023.

(2)
Market value is calculated based on the closing price of our common stock on December 29, 2023, which was $0.7430 per share, as reported on Nasdaq.

(3)
Awards in this column consist of performance-based RSUs that were unvested as of December 31, 2023. Subsequent to December 31, 2023, the actual level of achievement of the performance metrics for these awards was determined. Based on these performance metrics, 62,500 shares vested for Mr. Posner, 13,500 shares vested for Mr. Maynard and 13,500 shares vested for Dr. Goncalves, with the remaining balance of such awards being forfeited.

(4)
25% of the shares underlying the option vested on the first anniversary of the date of grant, with the remainder vesting in 12 equal quarterly installments thereafter, subject to the named executive officer’s continuous service through each such date.

(5)
These time-based RSUs will vest in 12 equal quarterly installments through October 29, 2025, subject to the named executive officer’s continuous service as of each vesting date.

(6)
Shares underlying these stock options vest monthly over a four-year period from the grant date, subject to the named executive officer’s continuous service through each such date.

(7)
These time-based RSUs vest in three equal annual installments on the first, second and third anniversary following date of the grant, subject to the named executive officer’s continuous employment with the Company.

(8)
Shares underlying these stock options vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of grant, with the remainder vesting in equal monthly installments over the 36 months thereafter, subject to the named executive officer’s continuous service through each such date.

401(k) Plan
We maintain the Cara Therapeutics Savings and Retirement 401(k) Plan, or the 401(k) Plan, a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. All employees over the age of 21 are eligible to participate in the plan at the beginning of the month after three consecutive months of service. Employees are able to defer a portion of their pay into the plan on the first day of the quarter on or after the day all age and service requirements have been met. All eligible employees receive an employer contribution equal to 3% of their salary up to the annual Internal Revenue Code limit. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Contributions that we may make are immediately and fully vested; employees are immediately and fully vested in their contributions. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made.
Pay-Versus-Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Year	Summary Compensation Table Total for Christopher Posner(1) ($)	Summary Compensation Table Total for Derek Chalmers(1) ($)	Compensation Actually Paid to Christopher Posner(1)(2)(3) ($)	Compensation Actually Paid to Derek Chalmers(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on TSR ($)(4)	Net Income ($ Millions)
2023	4,743,329	—	(2,735,603)	—	1,661,327	(817,170)	4.91	(11.85)
2022	2,509,979	—	1,365,402	—	1,719,829	1,953,544	70.98	(85.5)
2021	9,901,376	10,196,785	6,770,961	3,949,591	1,467,504	1,099,179	80.50	(88.4)

1.   Christopher Posner has served as our PEO since November 2021. Derek Chalmers was our PEO until November 2021. The individuals comprising the Non-PEO NEOs for each year presented are listed below.
2021	2022 – 2023
Frédérique Menzaghi, Ph.D.	Joana Goncalves, M.D.
Joana Goncalves, M.D.	Ryan Maynard
Scott Terrillion
Thomas Reilly
2.   The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.   Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.
Year	Summary Compensation Table Total for PEO 1 ($)	Exclusion of Stock Awards and Option Awards for PEO 1 ($)	Inclusion of Equity Values for PEO 1 ($)	Compensation Actually Paid to PEO 1 ($)
2023	4,743,329	(3,589,860)	(3,889,072)	(2,735,603)
Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,661,327	(975,556)	(1,502,941)	(817,170)
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO 1 ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 1 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 1 ($)	Total – Inclusion of Equity Values for PEO 1 ($)
2023	157,175	(3,218,622)	74,225	(901,850)	—	(3,889,072)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	40,895	(1,076,410)	24,047	(491,473)	—	(1,502,941)
4.   Assumes $100 was invested in the Company for the period starting December 31, 2020, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Company TSR
Compensation Actually Paid ($ Millions)
8
6
4
2
0
-2
-4
Company TSR (FYE 2020 Indexed to $100)
$120
$100
$80
$60
$40
$20
$0
100.00
80.50
70.98
4.91
6.8
3.9
1.1
1.4
2.0
-2.7
-0.8
2020
2021
2022
2023
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Cara Therapeutics, Inc. TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
8
6
4
2
0
-2
-4
240
180
120
60
0
-60
-120
6.8
3.9
1.1
1.4
2.0
-2.7
-0.8
-88.4
-85.5
-118.5
2021
2022
2023
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Cara Therapeutics, Inc. Net Income

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes our equity compensation plan information as of December 31, 2023.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares of common stock reflected in column (a))(c)(4)
Equity compensation plans approved by security holders(1)	8,463,971(3)	12.12	1,252,843
Equity compensation plans not approved by security holders	—	—	300,000(5)
Total	8,463,971	12.12	1,552,843

(1)
Includes our 2014 Plan.

(2)
The Company grants full value restricted stock units which skew the weighted average exercise price down since there is no strike price. Excluding restricted stock units, the Company had 7,897,647 securities issued from plans approved by security holders, comprised of stock options, with a weighted average exercise price of $12.99 per share.

(3)
This amount included 407,000 performance-based restricted stock units that, if and when vested, would be settled in shares of our common stock. For these performance-based restricted stock units, the amounts reported in the table reflect maximum levels of performance. Subsequent to December 31, 2023, the actual level of achievement of the performance metrics for these awards was determined, with the awards vesting in part, with the balance of the awards being forfeited.

(4)
All of these shares are available for future issuance under the 2014 Plan. Further, pursuant to the terms of the 2014 Plan, the aggregate number of shares of common stock reserved for issuance under the 2014 Plan automatically increases on January 1 of each year, through and including January 1, 2024, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. Accordingly, on January 1, 2024, the number of shares of common stock available for issuance under our 2014 Plan increased by 1,634,421 shares. This increase is not reflected in the table above.

(5)
Includes shares of common stock issuable pursuant to our 2019 Inducement Plan.

2019 Inducement Plan
The Board adopted the 2019 Inducement Plan (the “Inducement Plan”) effective as of November 20, 2019. The Inducement Plan is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nadsaq Listing Rule 5635(c)(4) for the purpose of awarding (i) non-statutory stock options, (ii) restricted stock awards, (iii) restricted stock unit awards, and (iv) other stock awards to new employees as inducement material to such new employees entering into employment with us. The only persons eligible to receive grants of awards under the Inducement Plan are individuals who satisfy the standards for inducement grants in accordance with the Nasdaq listing rules, including individuals who were not previously an employee or director of Cara, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with Cara. An aggregate of 300,000 shares of our common stock were reserved for issuance under the Inducement Plan.
2014 Equity Incentive Plan
The Board and our stockholders approved and adopted our 2014 Plan in January 2014. The 2014 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards,

restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation, or collectively, stock awards. Additionally, the 2014 Plan provides for the grant of performance cash awards. Incentive stock options may be granted only to employees. All other awards may be granted to employees, including officers, non-employee directors and consultants.
Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan was 1,600,000 shares. Additionally, the number of shares of our common stock reserved for issuance under the 2014 Plan has automatically increased on January 1 of each year, beginning on January 1, 2015 and continuing through and including January 1, 2024, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Board. On January 1, 2024, the aggregate number of shares of common stock that may be issued pursuant to stock awards under our 2014 Plan automatically increased to 13,837,444. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2014 Plan is 30,000,000 shares.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. In 2006, Ernst & Young LLP first audited the Company’s financial statements, which included the financial statements for the period from May 2004 (inception) to December 31, 2004 and the year ended December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Vote Required:   The affirmative vote of the holders of a majority of the shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes.
The Board of Directors Unanimously Recommends a Vote “FOR” Proposal 3.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and 2022, by Ernst & Young LLP, the Company’s principal accountant:
	Year ended December 31,
	2023	2022
	(in thousands)
Audit Fees(1)	$1,039	$870
Total	$1,039	$870

(1)
“Audit Fees” for the years ended December 31, 2023 and 2022 consist of the aggregate fees billed for professional services rendered for (i) the audit of the financial statements included in our annual report on Form 10-K for that year; (ii) the review of our quarterly reports on Form 10-Q for each of the first three quarters of that year; and (iii) accounting consultations.

All fees described above for the years ended December 31, 2023 and 2022 were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2024 by: (1) each director; (2) each of our named executive officers; (3) all of our current executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than 5% of our common stock.
Name of beneficial owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% stockholders:
Vifor (International) Ltd(1)	7,396,770	13.5%
Blackrock, Inc.(2)	3,554,258	6.5%
Directors and named executive officers:
Christopher Posner(3)	674,599	1.2%
Ryan Maynard(4)	125,387	*
Joana Goncalves, M.D.(5)	419,055	*
Martin Vogelbaum(6)	192,681	*
Helen M. Boudreau(7)	38,936	*
Jeffrey L. Ives, Ph.D.(8)	116,072	*
Susan Shiff, Ph.D.(9)	81,272	*
Lisa von Moltke, M.D.(10)	65,796	*
All current executive officers and directors as a group (8 persons)(11)	1,739,035	3.1%

*
Less than 1%.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 54,667,079 shares outstanding on March 31, 2024. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we have deemed outstanding shares of common stock subject to options held by that person that are exercisable within 60 days after March 31, 2024. We have not deemed these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Cara Therapeutics, Inc., 400 Atlantic Street, Suite 500, Stamford, CT 06901.
(1)
Based solely on Schedule 13G/A filed by Vifor (International) Ltd., Vifor Fresenius Medical Care Renal Pharma Ltd., Vifor Pharma Ltd. and CSL Limited (collectively, the “Entities affiliated with Vifor”) on July 25, 2023. Vifor (International) Ltd. and CSL Limited have shared voting power and dispositive power as to all of the shares. The address of the Entities affiliated with Vifor, excluding CSL Limited is Rechenstrasse 37 CH-9014, St. Gallen Switzerland. The address of CSL Limited is 655 Elizabeth Street, Melbourne VIC, 3000 (AU).

(2)
Based solely on Schedule 13G/A filed by BlackRock, Inc. on January 29, 2024. BlackRock, Inc. has sole voting power as to 3,485,632 of the shares and sole dispositive power as to 3,554,258 of the shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)
Consists of 105,396 shares held directly by Mr. Posner, 8,875 RSUs that vest within 60 days of March 31, 2024 and 560,328 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2024.

(4)
Consists of 8,012 shares held directly by Mr. Maynard and 117,375 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2024.

(5)
Consists of 49,452 shares held directly by Dr. Goncalves and 369,603 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2024.

(6)
Consists of 44,988 shares held directly by Mr. Vogelbaum and 147,693 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2024.

(7)
Consists of 38,936 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2024.

(8)
Consists of 15,476 shares held directly by Dr. Ives and 100,596 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2024.

(9)
Consists of 15,476 shares held directly by Dr. Shiff and 65,796 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2024.

(10)
Consists of 65,796 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2024.

(11)
Includes 273,682 shares of common stock, 8,875 RSUs that vest within 60 days of March 31, 2024, and 1,456,478 shares of common stock underlying options that are vested and exercisable within 60 days of March 31, 2024.

TRANSACTIONS WITH RELATED PERSONS
Related Person Transactions Policy and Procedures
In 2014, we adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related- persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any of our executive officers, directors, or more than 5% stockholders, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
Certain Related Person Transactions
Except as set forth below and compensation arrangements described under “Executive Compensation” and “Director Compensation,” there were no transactions during the years ended December 31, 2023 and December 31, 2022 in which the Company has participated in which the amount exceeded or will exceed $120,000, and in which any of the Company’s directors, executive officers or holders of more than 5% of its capital stock or any members of their immediate family had or will have a direct or indirect material interest.
Transactions With Vifor (International) Ltd.
Vifor Pharma License Agreement
In October 2020, we entered into a license agreement (the “Vifor Pharma Agreement”) with Vifor (International) Ltd. (“Vifor Pharma”), under which we granted Vifor Pharma an exclusive license solely in the United States to use, distribute, offer for sale, promote, sell and otherwise commercialize Cara’s product candidate KORSUVA injection for all therapeutic uses relating to the inhibition, prevention or treatment of itch associated with pruritus in hemodialysis and peritoneal dialysis patients in the United States. Under the Vifor Pharma Agreement, Cara retains all rights with respect to the clinical development of, and activities to gain regulatory approvals of, KORSUVA injection in the United States.
As of April 8, 2024, Vifor Pharma owned 7,396,770, or 13.6%, of our common stock.
Pursuant to the Vifor Pharma Agreement, Cara is eligible to receive payments of up to $240 million upon the achievement of certain sales-based milestones.

After the assignment of rights of the Vifor Pharma Agreement from Vifor Pharma to Vifor Fresenius Medical Care Renal Pharma Ltd. (“VFMCRP”) in May 2022, the Vifor Pharma Agreement provides full commercialization rights in dialysis clinics to CSL Vifor in the United States under a profit-sharing arrangement. Pursuant to the profit-sharing arrangement, Cara will generally be entitled to 60% of the net profits (as defined in the Vifor Pharma Agreement) from sales of KORSUVA injection in the United States and CSL Vifor is entitled to 40% of such net profits (excluding sales to Fresenius Medical Center dialysis clinics, compensation for which is governed by a separate license agreement dated May 17, 2018 between Cara and VFMCRP), subject to potential temporary adjustment in future years based on certain conditions. Under the Vifor Pharma Agreement, in consideration of Vifor Pharma’s conduct of the marketing, promotion, selling and distribution of KORSUVA injection in the United States, Cara pays a marketing and distribution fee to Vifor Pharma based on the level of annual net sales. This fee as well as CSL Vifor’s cost of goods sold are deducted from product sales in calculating the net profits that are subject to the profit-sharing arrangement under the agreement.
The Vifor Pharma Agreement shall continue in effect until its expiration upon the cessation of commercial sale of KORSUVA injection in the United States by Vifor Pharma and its affiliates and sublicensees, or until the earlier termination of the Vifor Pharma Agreement.
Vifor Pharma paid us $12,396,960 and $15,440,000 pursuant to the Vifor Pharma Agreement for the fiscal years ended December 31, 2023 and 2022, respectively.
Vifor Pharma Supply Agreement
In connection with the Vifor Pharma Agreement, we also have a related supply agreement with Vifor Pharma (the “Vifor Pharma Supply Agreement”), pursuant to which we retain the right to make and have made KORSUVA injection, on a non-exclusive basis, in the United States for commercial sale of KORSUVA injection for use in all therapeutic uses to prevent, inhibit or treat itch associated with pruritus in hemodialysis and peritoneal-dialysis patients anywhere in the world and for supply of KORSUVA injection to Vifor Pharma. The supply price is our cost of goods sold as calculated under U.S. GAAP, plus an agreed upon margin. The Vifor Pharma Supply Agreement will co-terminate with the Vifor Pharma Agreement.
Vifor Pharma paid us $5,842,758 and $8,159,000 pursuant to the Vifor Pharma Supply Agreement for the fiscal years ended December 31, 2023 and 2022, respectively.
Transactions With Vifor Fresenius Medical Care Renal Pharma Ltd.
Fresenius License Agreement
In May 2018, we entered into a license agreement with VFMCRP (the “Fresenius Agreement”) under which we have granted VFMCRP an exclusive, royalty-bearing license to seek regulatory approval to commercialize, import, export, use, distribute, offer for sale, promote, sell and otherwise commercialize KORSUVA (difelikefalin) injection for all therapeutic uses to prevent, inhibit or treat itch associated with pruritus in hemodialysis and peritoneal-dialysis patients worldwide (excluding the United States, Japan and South Korea). We retained full development and commercialization rights for KORSUVA injection for the treatment of CKD-aP in dialysis patients in the United States except in the dialysis clinics of Fresenius Medical Care North America, or FMCNA, where VFMCRP promotes KORSUVA injection under a profit-sharing arrangement.
As a result of the European Commission’s regulatory approval of Kapruvia in April 2022, we received a $15.0 million regulatory milestone payment from VFMCRP under Fresenius Agreement, which was recorded as license and milestone fees revenue for the year ended December 31, 2022.
We are eligible to receive from CSL Vifor commercial milestone payments in the aggregate of up to $440.0 million, all of which milestones are sales related. We are also eligible to receive tiered double-digit royalty payments based on annual net sales, as defined, of KORSUVA (difelikefalin) injection in the licensed territories. In the United States, CSL Vifor will promote KORSUVA (difelikefalin) injection in the dialysis clinics of FMCNA under a profit-sharing arrangement (subject to the terms and conditions of the

Fresenius Agreement) based on net FMCNA clinic sales (as defined in Fresenius Agreement) and Vifor Fresenius Medical Care Renal Pharma Ltd. is entitled to 50% of such net profits, subject to potential adjustments in a calendar year based on certain conditions.
In January 2023, VFMCRP and Winhealth Pharma signed a long-term exclusive licensing agreement for the co-development and commercialization of KORSUVA injection for the treatment of moderate-to-severe pruritus in adult patients undergoing hemodialysis in China.
Vifor Fresenius Medical Care Renal Pharma Ltd. paid us $414,885 and $15,000,000 pursuant to the Fresenius Agreement for the fiscal years ended December 31, 2023 and 2022, respectively.
Fresenius Supply Agreement
In connection with Fresenius Agreement, we also have a related supply agreement with Vifor Fresenius Medical Care Renal Pharma Ltd. (the “Fresenius Supply Agreement”), pursuant to which we retain the right to make and have made KORSUVA (difelikefalin) injection worldwide (excluding the United States, Japan and South Korea), or the Territory, for commercial sale by Vifor Fresenius Medical Care Renal Pharma Ltd. in or outside the Territory, and for supply of KORSUVA (difelikefalin) injection to Vifor Fresenius Medical Care Renal Pharma Ltd. The supply price is our COGS, as calculated under U.S. GAAP, plus an agreed upon margin. The Fresenius Supply Agreement will co-terminate with Fresenius Agreement.
Vifor Fresenius Medical Care Renal Pharma Ltd. paid us $0 pursuant to the License Agreement for each of the fiscal years ended December 31, 2023 and 2022.
The descriptions of the Vifor Pharma Agreement, Vifor Pharma Supply Agreement, Fresenius Agreement and Fresenius Supply Agreement (together, the “Vifor Agreements”) contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Vifor Agreements which were filed as exhibits to the Form 10-K.
Indemnification Agreements with Executive Officers and Directors
Our amended and restated certificate of incorporation (the “Charter”) limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
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breach of their duty of loyalty to the corporation or its stockholders;

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act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

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transaction from which the directors derived an improper personal benefit.

Our Charter does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. These limitations also do not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Our Bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification. We have obtained a directors’ and officers’ liability insurance policy.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

PROPOSAL 4
AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
The Board of Directors is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation is attached hereto as Appendix A.
The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
In addition to the 54,667,079 shares of common stock outstanding on April 8, 2024, the Board has reserved an aggregate of (i) 9,042,278 shares of common stock for outstanding stock awards under the Company’s 2014 Equity Incentive Plan, (ii) 2,122,582 shares of common stock for future issuance under the Company’s 2014 Equity Incentive Plan, and (iii) 300,000 shares of common stock for future issuance under the Company’s 2019 Inducement Plan.
Although at present, the Board of Directors has no other plans to issue the additional shares of common stock, the Board desires to have the shares available to provide flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company’s business or pipeline through the acquisition of other businesses or product candidates; and other purposes. Although this Proposal 4 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 4 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by Cara to oppose a hostile takeover attempt or to delay or prevent changes in control or management of Cara. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.
Vote Required
The affirmative vote from a majority of the votes cast by the holders of shares present at the meeting (by virtual attendance) or represented by proxy and voting on the matter will be required to approve this Proposal 4.
The Board of Directors Unanimously Recommends a Vote “FOR” Proposal 4.

PROPOSAL 5
A SERIES OF ALTERNATE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AND A CORRESPONDING PROPORTIONATE REDUCTION IN THE TOTAL NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK
Background
Our Board of Directors has unanimously approved a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation, each of which would:
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effect a reverse stock split (“Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from one-for-four (1:4) to one-for-twelve (1:12), inclusive; and

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effect a proportionate reduction in the total number of authorized shares of our common stock (“Authorized Shares Reduction”).

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock and the Authorized Shares Reduction would reduce the total number of authorized shares of our common stock. The effectiveness of any amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by our Board of Directors following the 2024 Annual Meeting and prior to the date of our 2025 Annual Meeting of Stockholders. Our Board of Directors has recommended that these proposed amendments be presented to our stockholders for approval.
Our stockholders are being asked to approve these proposed amendments pursuant to Proposals 5, and to grant authorization to our Board of Directors to determine, in its discretion, whether to implement a Reverse Stock Split, including its specific timing and ratio, and the resulting corresponding proportionate Authorized Shares Reduction. The corresponding proportionate Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.
Should we receive the required stockholder approval for Proposal 5, our Board of Directors will have the sole authority to elect, at any time on or prior to the date of our 2025 Annual Meeting of Stockholders, and without the need for any further action on the part of our stockholders: (1) whether to effect a Reverse Stock Split and Authorized Shares Reduction, and (2) if so, the number of whole shares of our common stock, between and including four (4) and twelve (12), that will be combined into one share of our common stock, with the resulting corresponding proportionate Authorized Shares Reduction as detailed under the caption “Principal Effects of Reverse Stock Split and Corresponding Proportionate Authorized Shares Reduction” in this Proposal 5.
Notwithstanding approval of Proposal 5 by our stockholders, our Board of Directors may, in its sole discretion, abandon the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any Reverse Stock Split and Authorized Shares Reduction, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware. If our Board of Directors does not implement a Reverse Stock Split and corresponding proportionate Authorized Shares Reduction on or prior to the date of our 2025 Annual Meeting of Stockholders, stockholder approval would again be required prior to implementing any Reverse Stock Split or Authorized Shares Reduction.
By approving Proposal 5, our stockholders will: (a) approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation pursuant to which (i) any whole number of outstanding shares of common stock between and including four (4) and twelve (12) could be combined into one share of common stock and (ii) the total number of authorized shares of our common stock would be reduced as detailed below; and (b) authorize our Board of Directors to file only one such amendment, as determined by the Board in its sole discretion, and to abandon each amendment not selected by the Board. Our Board of Directors may also elect not to undertake any Reverse Stock Split and corresponding proportionate Authorized Shares Reduction and therefore abandon each of the alternate amendments.

Reverse Stock Split and Authorized Shares Reduction Proposal
Our Board of Directors has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split and corresponding proportionate Authorized Shares Reduction. The text of the proposed form of Certificate of Amendment to our Amended and Restated Certificate of Incorporation, which we refer to as the Reverse Split Certificate of Amendment, is attached hereto as Appendix B.
We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including one-for-four (1:4) and one-for-twelve (1:12), rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split and corresponding proportionate Authorized Shares Reduction, we will file the Reverse Split Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split and corresponding proportionate Authorized Shares Reduction will be effective when it is filed with the Secretary of State of the State of Delaware, or such later time as is chosen by the Board and set forth in the Reverse Split Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.
Reasons for Reverse Stock Split and Authorized Shares Reduction
To maintain our listing on The Nasdaq Global Market.   By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The Nasdaq Global Market. To maintain our listing on The Nasdaq Global Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On February 1, 2024, we were notified by the Nasdaq Stock Market that we do not comply with the $1.00 minimum bid price requirement, as our common stock had traded below the $1.00 minimum bid price for 30 consecutive business days. We were automatically provided with a 180 calendar-day period, ending on July 30, 2024, within which to regain compliance. To regain compliance, our common stock must close at or above the $1.00 minimum bid price for at least 10 consecutive days or more. If we do not regain compliance by July 30, 2024, we may be eligible for an additional 180 calendar-day compliance period if we elect to transfer to The Nasdaq Capital Market. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of our intention to cure the bid price deficiency during the second compliance period. Our failure to regain compliance during this period could result in delisting.
The Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Stock Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.
The Board of Directors believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Stock Market by producing the immediate effect of increasing the bid price of our common stock.
To potentially improve the marketability and liquidity of our common stock.   Our Board of Directors believes that the increased market price per share of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.
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Stock Price Requirements:   We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.
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Stock Price Volatility:   Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

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Transaction Costs:   Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Authorized Shares Reduction to avoid stockholder concerns of excessive authorized and unissued shares.    As a matter of Delaware law, the implementation of a Reverse Stock Split does not require a reduction in the total number of authorized shares of our common stock. The corresponding proportionate Authorized Shares Reduction was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Reverse Stock Split.
Criteria to be Used for Determining Whether to Implement the Reverse Stock Split
In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 5, our Board of Directors may consider, among other things, various factors, such as:
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the historical trading price and trading volume of our common stock;

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the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;

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the continued listing requirements for our common stock on The Nasdaq Stock Market;

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which Reverse Stock Split ratio would result in the least administrative cost to us; and

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prevailing general market and economic conditions.

The failure of our stockholders to approve this Proposal 5 could have serious, adverse effects on us and our stockholders. Our common stock could be delisted from The Nasdaq Stock Market because it may continue to trade below the requisite $1.00 per share bid price needed to maintain our listing. If The Nasdaq Stock Market delists our common stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, and the trading volume could decrease to nominal levels of trading, which could lead to our stock being avoided by retail and institutional investors, resulting in the impaired liquidity of our shares.
Certain Risks and Potential Disadvantages Associated with Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules.   The Board of Directors expects that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long-term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.   The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.
Principal Effects of Reverse Stock Split and Corresponding Proportionate Authorized Shares Reduction
After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Cara, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).
The principal effects of a Reverse Stock Split on will be that:
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each 4 to 12 shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of our common stock;

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no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

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based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and
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the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

The principal effect of the Authorized Shares Reduction will be that the number of authorized shares of our common stock will be reduced, depending on the exact Reverse Stock Split ratio selected by the Board, if and when a Reverse Stock Split is implemented:
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if Proposal 4 is approved, from 200,000,000 shares to a range of 50,000,000 to 16,666,667 shares, or

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if Proposal 4 is not approved, from 100,000,000 shares to a range of 25,000,000 to 8,333,333.

The Authorized Shares Reduction would not have any effect on the rights of existing stockholders, and the par value of the common stock would remain unchanged at $0.001 per share.
The following table contains approximate information, based on share information as of April 8, 2024, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares), and information regarding our authorized shares based on the corresponding proportionate Authorized Shares Reduction:
Assuming that Proposal 4 is approved:
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	200,000,000	54,667,079	11,464,860	133,868,061
Post-Reverse Stock Split 1:4	50,000,000	13,666,769	2,866,215	33,467,016
Post-Reverse Stock Split 1:5	40,000,000	10,933,415	2,292,972	26,773,613
Post-Reverse Stock Split 1:6	33,333,333	9,111,179	1,910,810	22,311,344
Post-Reverse Stock Split 1:7	28,571,429	7,809,582	1,637,837	19,124,010
Post-Reverse Stock Split 1:8	25,000,000	6,833,384	1,433,107	16,733,509
Post-Reverse Stock Split 1:9	22,222,222	6,074,119	1,273,873	14,874,230
Post-Reverse Stock Split 1:10	20,000,000	5,466,707	1,146,486	13,386,807
Post-Reverse Stock Split 1:11	18,181,818	4,969,734	1,042,260	12,169,824
Post-Reverse Stock Split 1:12	16,666,667	4,555,589	955,405	11,155,673

Assuming that Proposal 4 is not approved:
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	100,000,000	54,667,079	11,464,860	33,868,061
Post-Reverse Stock Split 1:4	25,000,000	13,666,769	2,866,215	8,467,016
Post-Reverse Stock Split 1:5	20,000,000	10,933,415	2,292,972	6,773,613
Post-Reverse Stock Split 1:6	16,666,667	9,111,179	1,910,810	5,644,678
Post-Reverse Stock Split 1:7	14,285,714	7,809,582	1,637,837	4,838,295
Post-Reverse Stock Split 1:8	12,500,000	6,833,384	1,433,107	4,233,509
Post-Reverse Stock Split 1:9	11,111,111	6,074,119	1,273,873	3,763,119
Post-Reverse Stock Split 1:10	10,000,000	5,466,707	1,146,486	3,386,807
Post-Reverse Stock Split 1:11	9,090,909	4,969,734	1,042,260	3,078,915
Post-Reverse Stock Split 1:12	8,333,333	4,555,589	955,405	2,822,339
After the effective date of any Reverse Stock Split that our Board of Directors elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.
Our common stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Global Market under the symbol “CARA” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.
Effective Date
The proposed Reverse Stock Split and corresponding proportionate Authorized Shares Reduction would become effective at 5:00 p.m., Eastern time, on the date of filing of a Reverse Split Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal 5 as the Reverse Split Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Reverse Split Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal 5.
Cash Payment In Lieu of Fractional Shares
No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, Cara will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Global Market during regular trading hours for the five consecutive trading days immediately preceding the Reverse Split Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of April 8, 2024, there were 34 stockholders of record of our common stock, which number of record holders includes those holders who are deemed record holders for purposes of the Exchange Act. Upon stockholder approval of this Proposal 5, if our Board of Directors elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held five shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1:10, then such stockholder would cease to be a stockholder of Cara following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Record and Beneficial Stockholders
If this Proposal 5 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
If this Proposal 5 is approved by our stockholders and our Board of Directors elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Cara or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder holding shares in certificate form until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.
STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
Accounting Consequences
The par value per share of our common stock would remain unchanged at $0.001 per share after any Reverse Stock Split. As a result, on the Reverse Split Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The per share common stock net income or loss and net book value would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.
No Appraisal Rights
Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for a Reverse Stock Split and to effect the corresponding proportionate Authorized Shares Reduction, and we will not independently provide the stockholders with any such right if any Reverse Stock Split and the corresponding proportionate Authorized Shares Reduction are implemented.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders
The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder and administrative rulings, court decisions and other legal authorities related thereto, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences to the stockholders described herein. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder.
The discussion below only addresses stockholders who hold our common stock, both before and after the Reverse Stock Split, as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). It does not address all aspects of U.S. federal income tax that may be relevant to a stockholder in light of such stockholder’s particular circumstances or to a stockholder subject to special rules, such as brokers or dealers in securities or foreign currencies, stockholders that are not U.S. Holders, regulated investment companies, real estate investment trusts, traders in securities who mark to market, banks, financial institutions or insurance companies, mutual funds, stockholders holding their stock through individual retirement or other tax-deferred accounts, tax-exempt organizations, stockholders holding their stock as “qualified small business stock” pursuant to Section 1202 of the Code or as Section 1244 stock for purposes of the Code, stockholders who acquired their stock in connection with the exercise of warrants, stock options or stock purchase plans or other employee plans or compensatory arrangements, stockholders whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders who hold their stock as part of an integrated investment (including a “straddle,” a pledge against currency risk, a hedge or other “constructive” sale or “conversion” transaction) comprised of shares of our common stock and one or more other positions, or stockholders who may have acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. In addition, this summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split, including the tax consequences of the Reverse Stock Split under state, local or non-U.S. tax laws, or under estate, gift, excise or other non-income tax laws, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code or the Medicare contribution tax on net investment income, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split) including, without limitation, the tax consequences to holders of options, warrants or similar rights to acquire our common stock.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:
•
an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Our view regarding the tax consequences of the Reverse Stock Split is not binding with the Internal Revenue Service (“IRS”) or the courts. We have not sought, and do not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.
STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Tax Consequences of the Reverse Stock Split
We intend to treat the Reverse Stock Split as a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of common stock (as described below). A U.S. Holder’s aggregate tax basis in the shares of common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of common stock), and such U.S. Holder’s holding period for the shares of the common stock received should include the holding period for the shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.
Cash in Lieu of Fractional Shares
A U.S. Holder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by Cara, and generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered in the Reverse Stock Split exceeds one year at the time of the Reverse Stock Split. Long-term capital gains of non-corporate U.S. Holders are generally subject to preferential tax rates. There are limitations on the deductibility of capital losses under the Code.
Information Reporting and Backup Withholding
A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the IRS. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.
Vote Required
The affirmative vote from a majority of the votes cast by the holders of shares present at the meeting (by virtual attendance) or represented by proxy and entitled to vote on the matter will be required to approve this Proposal 5.
The Board of Directors Unanimously Recommends a Vote For Proposal 5

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Cara stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Cara. Direct your written request to Cara Therapeutics, Inc., Scott Terrillion, Corporate Secretary, 400 Atlantic Street, Suite 500, Stamford, CT 06901, or you may call (203) 406-3700. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Scott M. Terrillion

SCOTT M. TERRILLION
Corporate Secretary
April 22, 2024
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 6, 2024, is available without charge upon written request to: Corporate Secretary, Cara Therapeutics, Inc., 400 Atlantic Street, Suite 500, Stamford, CT 06901.

APPENDIX A
FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION WITH RESPECT TO PROPOSAL 4

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CARA THERAPEUTICS, INC.
Cara Therapeutics, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
First: The name of this corporation is Cara Therapeutics, Inc., and the date on which the Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was July 2, 2004, under the original name Cara Therapeutics, Inc.
Second: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Certificate of Incorporation (the “Certificate of Incorporation”) to provide that Section A of Article IV of the Certificate of Incorporation is amended and restated to read in its entirety as follows:
“A. This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is two hundred five million (205,000,000) shares. Two hundred million (200,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).”
Third: The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.
Fourth: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.
[Signature Page Follows]

In Witness Whereof, Cara Therapeutics, Inc. has caused this Certificate of Amendment to be executed by its Chief Executive Officer as of [***DATE***].
By:
Christopher Posner
Chief Executive Officer

APPENDIX B
FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION WITH RESPECT TO PROPOSAL 5

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CARA THERAPEUTICS, INC.
Cara Therapeutics, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
First: The name of this corporation is Cara Therapeutics, Inc., and the date on which the Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was July 2, 2004, under the original name Cara Therapeutics, Inc.
Second: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Certificate of Incorporation (the “Certificate of Incorporation”), as follows:
Effective as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***]1 (the “Effective Time”), each [ four (4) / five (5) / six (6) / seven (7) /eight (8) / nine (9) / ten (10) / eleven (11) / twelve (12)]2 shares of the Company’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Stock Market for each of the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse

1
Insert next business day after filing with the Secretary of State of the State of Delaware.

2
These amendments approve the combination of any whole number of shares of the Company’s Common Stock between and including four (4) and twelve (12) into one (1) share of the Company’s Common Stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by the Company’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Company’s Board of Directors to be in the best interests of the Company and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Company’s Board of Directors may also elect not to effect any reverse stock split, in which case allproposed alternate amendments will be abandoned.

Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.
Section A of Article IV of the Certificate of Incorporation is amended and restated to read in its entirety as follows:
[IF PROPOSAL 4 IS APPROVED]
“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is [55,000,000/ 45,000,000/ 38,333,333/ 33,571,429/ 30,000,000/ 27,222,222/ 25,000,000/ 23,181,818/ 21,666,667]3 shares, consisting of (i) [50,000,000/ 40,000,00/ 33,333,333/ 28,571,429/ 25,000,000/ 22,222,222/ 20,000,000/ 18,181,818/ 16,666,667]3 shares of Common Stock, $0.001 par value per share, and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share.”
[IF PROPOSAL 4 IS NOT APPROVED]
“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is [30,000,000/ 25,000,000/ 21,666,667/ 19,285,714/ 17,500,000/ 16,111,111/ 15,000,000/ 14,090,909/ 13,333,333]3 shares, consisting of (i) [25,000,000/ 20,000,000/ 16,666,667/ 14,285,714/ 12,500,000/ 11,111,111/ 10,000,000/ 9,090,909/ 8,333,333]3 shares of Common Stock, $0.001 par value per share, and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share.”
Third: The foregoing amendment to the Certificate of Incorporation was duly approved by the Board.
Fourth: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.
Fifth: This amendment to the Certificate of Incorporation shall be effective on and as of as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***]4.
[Signature Page Follows]

3
Assuming the reverse stock split proposal and the authorized shares reduction proposal are approved by the required stockholder vote and the Company’s Board of Directors elects to effect a reverse stock split, the number of shares of the Company’s total authorized Common Stock would be correspondingly and proportionally to the reverse stock split ratio determined by the Company’s Board of Directors, reduced (thereby effecting a reduction in the Company’s total authorized capital stock).

4
Insert next business day after filing with the Secretary of State of the State of Delaware.

In Witness Whereof, Cara Therapeutics, Inc. has caused this Certificate of Amendment to be executed by its Chief Executive Officer as of [***DATE***].
By:
Christopher Posner
Chief Executive Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV48416-P09692! ! !ForAllWithholdAllFor AllExceptFor Against Abstain! ! !! ! !CARA THERAPEUTICS, INC. To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.CARA THERAPEUTICS, INC.400 ATLANTIC STREETSUITE 500STAMFORD, CT 06901Nominees:01) Susan Shiff, Ph.D.02) Helen M. Boudreau1. Election of the Board of Directors' two nominees fordirector to serve until the Company's 2027 Annual Meetingand until their successors are duly elected and qualified.The Board of Directors recommends you vote FOR ALL ofthe following nominees:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.2. Approval of, on a non-binding, advisory basis, the compensation of the Company's named executive officers.3. Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year endingDecember 31, 2024.4. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares ofcommon stock from 100,000,000 shares to 200,000,000 shares.5. Approval of a series of alternate amendments to the Company's Amended and Restated Certificate of Incorporation to effect, at the option of theBoard of Directors, a reverse stock split of the Company's common stock at a reverse stock split ratio ranging from one-for-four (1:4) to one-for-twelve(1:12), inclusive, and a corresponding proportionate reduction in the total number of authorized shares of the Company's common stock, with theeffectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determinedby the Board of Directors prior to the date of the 2025 Annual Meeting of Stockholders.The Board of Directors recommends you vote FOR the following proposals:NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment,continuation, or postponement thereof.You may attend and vote during the Annual Meeting via the Internet. Have the information that is printed in the box marked with the arrow on your proxycard or Notice of Internet Availability of Proxy Materials available and follow the instructions.! ! !! ! !VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 P.M. Eastern Time on June 3, 2024. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CARA2024You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time on June 3, 2024. Have your proxy card in hand when you calland then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting:The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.V48417-P09692CARA THERAPEUTICS, INC.Annual Meeting of StockholdersJune 4, 2024 12:00 PM EDTThis proxy is solicited by the Board of DirectorsThe stockholder(s) acknowledge(s) receipt of the Notice of the 2024 Annual Meeting of Stockholders of Cara Therapeutics, Inc. and the Proxy Statement and hereby appoint(s) Christopher Posner and Ryan Maynard, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) all of the shares of common stock of CARA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at theAnnual Meeting of Stockholders to be held live via webcast www.virtualshareholdermeeting.com/CARA2024 at 12:00 PM EDT on June 4, 2024, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations, or postponements thereof.Continued and to be signed on reverse side